                              List of Subsidiaries



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

                                                   State of
Name of Subsidiary                              Incorporation
- ------------------                              -------------
Congar International Corporation                Delaware
Cuban Cigar Brands, NV                          Netherlands-Antilles
Jamaica Tobacco Manufacturing
  Company (1995) Ltd.                           Jamaica
Tabacalera de Garcia, Ltd.                      Bermuda
Tabacos San Andres S.A. de C.V.                 Honduras
Triple C Marketing Inc.                         Delaware


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